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                                                                     Exhibit 4.3

                           FIRST OMNIBUS AMENDMENT TO
                              AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT
                                 AND SUPPLEMENTS

         THIS FIRST OMNIBUS AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT AND SUPPLEMENTS, dated as of as of December 31, 2002 (this "Amendment"), is among Deutsche Floorplan Receivables, L.P. ("Limited Partnership"), a Delaware limited partnership, GE Commercial Distribution Finance Corporation ("CDF"), a Nevada corporation (formerly known as Deutsche Financial Services Corporation), as Servicer, Wilmington Trust Company ("WTC") (successor to The Chase Manhattan Bank), as Trustee, and CDF Financing, L.L.C. ("LLC"), a Delaware limited liability company.

                                   BACKGROUND

         The parties hereto include the parties to the following agreements:

         1. Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000, among Limited Partnership as Seller, CDF as Servicer and WTC as Trustee (as amended from time to time, the "PSA");

         2. Series 2000-1 Supplement, dated as of April 1, 2000 (as amended from time to time, the "Series 2000-1 Supplement"), among Limited Partnership as Seller, CDF as Servicer and WTC as Trustee;

         3. Series 2000-2 Supplement, dated as of April 1, 2000 (as amended from time to time, the "Series 2000-2 Supplement"), among Limited Partnership as Seller, CDF as Servicer and WTC as Trustee; and

         4. Series 2000-4 Supplement, dated as of July 1, 2000 (as amended from time to time, the "Series 2000-4 Supplement"); the Series 2000-1 Supplement, the Series 2000-2 Supplement, and the Series 2000-4 Supplement may be referred to collectively as the "Supplements"; the Supplements and the PSA may be referred to collectively as the "Agreements" and individually as an "Agreement"), among Limited Partnership as Seller, CDF as Servicer, and WTC as Trustee.

         The parties hereto desire to amend each of the Agreements as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms defined in an Agreement and used but not otherwise defined herein have the meanings given to them in such Agreement.


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         SECTION 2. Preambles. The phrase "Deutsche Floorplan Receivables, L.P., a Delaware limited partnership, as Seller" as it appears in the Preamble of each of the Agreements is hereby deleted and replaced by:

         "CDF Financing, L.L.C., a Delaware limited liability company, as Seller".

         SECTION 3. Section 1.1 of PSA.

         (a) Section 1.1 of the PSA is hereby amended by adding the following definitions:

              "CDF" shall mean GE Commercial Distribution Finance Corporation (formerly known as Deutsche Financial Services Corporation), a Nevada corporation, and its successors.

              "First Tier Transfer Agreement" means the Receivables Contribution and Sale Agreement, dated as of December 1, 1993, amended and restated as of March 1, 1994, as amended as of January 24, 1996, amended and restated as of October 1, 1996, and amended as of December 31, 2002, between CDF and Deutsche FRLP, as the same may be further amended and restated or otherwise modified from time to time.

              "GECC" shall mean General Electric Capital Corporation, a Delaware Corporation, and its successors.

              "GECS" shall mean General Electric Capital Services, Inc., a Delaware corporation, and its successors.

              "LLC" shall mean CDF Financing, L.L.C., a Delaware limited liability company, and its successors.

              "LLC Certificate" shall mean the certificate executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A to the Existing Pooling and Servicing Agreement.

         (b) Section 1.1 of the PSA is hereby amended by deleting the following definitions:

              "Deutsche FRI"

              "Deutsche FRLP Certificate"

              "Deutsche North America"

              "DFS"

         (c) Section 1.1 of the PSA is hereby amended by amending the following defined terms to read as follows:

              "Officers' Certificate" with respect to any Person shall mean, unless otherwise specified in this Agreement, a certificate signed by an officer or manager of such


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              Person (or, if such Person is a limited partnership, a certificate signed by an officer or manager of the general partner of such limited partnership).

              "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency, if any, selected by the Seller (or, if such Series or Class was issued prior to 2003, selected by Deutsche FRLP) to rate the Investor Certificates of such Series or Class.

              "Receivables Contribution and Sale Agreement" shall mean the Receivables Contribution and Sale Agreement dated as of December 31, 2002 between Deutsche FRLP and the LLC, as the same may be amended, amended and restated or otherwise modified from time to time.

              "Seller" shall mean the LLC.

              "Trustee" shall mean Wilmington Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

              "Vice President" when used with respect to any Person shall mean a vice president or a manager of such Person, whether or not designated by a number or word or words added before or after the title "vice president" or "manager".

         (d)  Clause (ii) of the definition of Participation Agreement in
Section 1.1 of the PSA is hereby amended by deleting the phrase "Receivables Contribution and Sale Agreement" and replacing it with the phrase "First Tier Transfer Agreement".

         SECTION 4. Deutsche FRLP.

         (a)  Section 13.6 of the PSA is hereby amended by deleting the phrases:

              (i) in the case Deutsche FRLP, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Secretary,

              (iii) in the case of the Trustee: 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services, Deutsche Floorplan Receivables,

              and replacing them with the phrases:

              (i) in the case of LLC, 655 Maryville Centre Drive, St. Louis, Missouri, 63141, Attention: Manager,

              (iii) in the case of the Trustee, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

         (b) The definition of "Facility Account" in Section 1.1 of the Series 2000-4 Supplement is hereby amended in its entirety to read as follows:

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              "Facility Account" shall mean a bank account specified by the
              Administrative Agent upon ten (10) days' prior written notice to the Trustee, the Managing Agents, the Seller and the Servicer from time to time.

         (c) All references in the Agreements to "the Deutsche FRLP Certificate" are hereby deleted and replaced with a reference to "the LLC Certificate".

         SECTION 5. References to the Uniform Commercial Code/State of Missouri.

         (a) Clause (m) of the definition "Eligible Receivable" in Section 1.1 of the PSA is hereby amended by replacing the reference to "State of Missouri" with "applicable jurisdiction".

         (b) Section 2.1 of the PSA is hereby amended by replacing all references to "State of Missouri" with "applicable jurisdiction".

         (c) Section 2.1 of the PSA is hereby amended by replacing all references therein to "Section 9-306 of the UCC" with "the UCC", and by replacing the reference therein to "9-105 of the UCC" with "the UCC".

         SECTION 6. References to Partnership.

         (a) Sections 2.3 and 2.6(k) of the PSA are hereby amended by replacing all references therein to "limited partnership" with "limited liability company" and by replacing all references therein to "partnership" with "limited liability company".

         (b) Section 2.6(f) of the PSA is hereby amended by replacing the phrase "limited partnerships" with "limited liability companies".

         (c) Section 2.6(j) of the PSA is hereby amended in its entirety to read as follows:

              "(j) Merger, Etc. The Seller shall not (i) enter into any transaction of merger or consolidation unless (A) the surviving Person of such merger or consolidation assumes all of the Seller's obligations under this Agreement, (B) the Seller shall have given the Rating Agencies and the Trustee at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger or consolidation does not conflict with any provisions of the limited liability company agreement of the Seller, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, or
              (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business."

         (d) Section 7.3 of the PSA is hereby amended by replacing the phrase "Seller's agreement of limited partnership" with "Seller's limited liability company agreement".

         SECTION 7. Series 2000-4 Supplement.


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         (a) The definition of "Excess Servicing" in Section 2.1 of the Series
2000-4 Supplement is hereby amended by replacing "Section 4.6(a)(ix)" with "Section 4.6(a)(x)".

         (b) Section 9.8 of the Series 2000-4 Supplement is hereby amended by deleting the last sentence of the Section and by replacing it with the following:

              "Change of Control" shall mean that CDF, the LLC, Deutsche FRLP or the general partner of Deutsche FRLP shall fail to be owned or controlled, indirectly or directly, by GECS and/or GECC.

         (c) Section 9.11 of the Series 2000-4 Supplement is hereby amended by replacing each reference therein to "the seller or the general partner of the Seller" with "the Seller, Deutsche FRLP, or the general partner of Deutsche FRLP".

         SECTION 8. Deutsche Bank AG; Deutsche North America. Except as otherwise provided in this Amendment, (a) all references to "Deutsche Bank AG" in the Agreements are hereby deleted and replaced with "GECS" and (b) all references to "Deutsche North America" in the Agreements are hereby deleted and replaced with "GECS".

         SECTION 9. DFS. All references to "DFS" in the Agreements are hereby deleted and replaced with "CDF".

         SECTION 10. The Chase Manhattan Bank. The parties hereto agree and acknowledge that WTC has succeeded to The Chase Manhattan Bank as the Trustee under the Agreements. All references to "The Chase Manhattan Bank" in the Agreements are hereby deleted and replaced with "Wilmington Trust Company".

         SECTION 11. Amendment to Section 2.5(d)(x) of the PSA. Section 2.5(d)(x)(B) is hereby amended by deleting the phrase "less frequently" and replacing it with the phrase "more frequently".

         SECTION 12. Amendment to Section 2.6(k) of the PSA. Section 2.6(k) of the PSA is hereby amended by adding the following at the end thereof, immediately prior to the period at the end thereof: "or the Seller Certification Condition shall have been satisfied with respect thereto. "Seller Certification Condition" shall mean, with respect to any event, circumstance, matter, or action, that such event, circumstance, matter or action shall not adversely affect in any material respect the interests of Investor Certificateholder (as evidenced by an Officer's Certificate of the Seller)."

         SECTION 13. Amendment to Section 11.7(b) of the PSA. Section 11.7(b) of the PSA is hereby amended by deleting "The Servicer" and "the Servicer" in each place either such phrase appears and replacing each such phrase with "GECS".

         SECTION 14. Amendment to Section 13.4 of the PSA. Section 13.4 of the PSA is hereby amended in its entirety to read as follows:

         "Section 13.4 No Petition. The Servicer, CDF (if it is no longer the Servicer) and the Trustee (not in its individual capacity but solely as Trustee), by entering into this Agreement,


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each Investor Certificateholder, by accepting an Investor Certificate or an interest in an Investor Certificate, each holder of a Supplemental Certificate by accepting a Supplemental Certificate, and any Successor Servicer and each other Beneficiary and each Certificate Owner, by accepting the benefits of this Agreement, hereby covenants and agrees or is deemed to covenant and agree, that they shall not at any time institute against, or encourage or solicit any Person to institute against, the Seller, the Trust, Deutsche FRLP or the general partner of Deutsche FRLP, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law."

         SECTION 15. Amendment to Section 13.5 of the PSA. Section 13.5 of the PSA is hereby amended in its entirety to read as follows:

         "Section 13.5. Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK)."

         SECTION 16. Submission to Jurisdiction. Each of the parties to this Amendment hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Amendment or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13.6 of PSA (or, in the case of Deutsche FRLP, at its address set forth in the Receivables Contribution and Sale Agreement) or at such other address notified to the other parties to this Amendment; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         SECTION 17. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK).


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(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Executed counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission.

(c) The Agreements, as amended hereby, remain in full force and effect. Any reference to the Agreements after the date hereof shall be deemed to refer to the Agreements as amended hereby, unless otherwise expressly stated therein.

(d) The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever.


                                             [SIGNATURES FOLLOW]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first-above written.

                                 WILMINGTON TRUST COMPANY, not in its
                                 individual capacity, but solely as Trustee

                                 By: Deutsche Bank Trust Company Americas
                                     (f/k/a Bankers Trust Company), as Agent

                                 By:___________________________________________

                                 Name:_________________________________________

                                 Title:________________________________________

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                                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
                                 as Servicer


                                 By:___________________________________________

                                 Name:_________________________________________

                                 Title:________________________________________

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                                 DEUTSCHE FLOORPLAN RECEIVABLES, L.P., as Seller

                                 By: DEUTSCHE FLOORPLAN RECEIVABLES,
                                     INC., its general partner


                                 By: __________________________________________

                                 Name:_________________________________________

                                 Title:________________________________________

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                                  CDF FINANCING, L.L.C.


                                  By:__________________________________________

                                  Name:________________________________________

                                  Title:_______________________________________